Exhibit 3.638

ARTICLES OF AMENDMENT TO THE LIMITED LIABILITY COMPANY
Corporate Filings
312 Eighth Avenue North
6th Floor, William R. Snodgrass Tower
Nashville, TN 37243
LIMITED LIABILITY COMPANY CONTROL NUMBER (IF KNOWN) 0470755
PURSUANT TO THE PROVISIONS OF §48-209-104 OF THE TENNESSEE LIMITED LIABILITY COMPANY ACT, THE UNDERSIGNED ADOPTS FOLLOWING ARTICLES OF AMENDMENT TO ITS LIMITED LIABILITY COMPANY:
PLEASE MARK THE BLOCK THAT APPLIES:
☑ AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE.

☐ AMENDMENT IS TO BE EFFECTIVE , (date) (TIME).
(NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING.
1.	PLEASE INSERT THE NAME OF THE LIMITED LIABILITY COMPANY AS IT APPEARS ON RECORD: wilson County Development, LLC
IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW:
Madison County Development, LLC
2.	PLEASE INSERT ANY CHANGES THAT APPLY:
A.	PRINCIPAL ADDRESS:
STREET ADDRESS

CITY	STATE/COUNTY	ZIP CODE
B.	REGISTERED AGENT:

C.	REGISTERED ADDRESS:
STREET

CITY	STATE	ZIP CODE	COUNTY
D.	OTHER CHANGES:
3.	PLEASE COMPLETE THE FOLLOWING SENTENCE BY FILLING IN THE DATE AND BY CHECKING ONE OF THE TWO BOXES:

THE AMENDMENT WAS DULY ADOPTED ON	October	10	2005	BY THE

	MONTH	DAY	YEAR
☐ BOARD OF GOVERNORS WITHOUT MEMBER APPROVAL AS SUCH WAS NOT REQUIRED

☑ MEMBERS

Assistant Secretary of Allied Waste North	/s/ Jo Lynn White

SIGNER’S CAPACITY	SIGNATURE
America, Inc., Sole Member
Jo Lynn White

NAME OF SIGNER (TYPED OR PRINTED)

SS-4247(REV.5/01)	Filling Fee: $20.00	RDA2458

Directors / Officers Report	As of 10/10/2005

AWIN Management, Inc.

Directors

Donald W. Slager	Director
Primary Address:	15880 N. Greenway Hayden Loop, Suite 100
Scottsdale, AZ 85260 (United States)

James Edward Gray	Director
Primary Address:	15880 N. Greenway Hayden Loop, Suite 100
Scottsdale, AZ 85260 (United States)

Thomas Patrick Martin	Director
Primary Address:	15880 N. Greenway Hayden Loop, Suite 100
Scottsdale, AZ 85260 (United States)

Officers

Steven M. Helm	Vice President
Primary Address:	15880 N. Greenway Hayden Loop, Suite 100
Scottsdale, Arizona 85260 (United States)

Dale Leon Parker	Vice President
Primary Address:	15880 N. Greenway Hayden Loop, Suite 100
Scottsdale, AZ 85260 (United States)

Donald W. Slager	President
Primary Address:	15880 N. Greenway Hayden Loop, Suite 100
Scottsdale, AZ 85260 (United States)

Connie J. Gecich	Assistant Secretary
Primary Address:	15880 N. Greenway Hayden Loop, Suite 100
Scottsdale, Arizona 85260 (United States)

Thomas Patrick Martin	Treasurer
Primary Address:	15880 N. Greenway Hayden Loop, Suite 100
Scottsdale, AZ 85260 (United States)

Jo Lynn White	Secretary
Primary Address:	15880 N. Greenway Hayden Loop, Suite 100
Scottsdale, AZ 85260 (United States)

Generated: 10/10/2005 3:12:20 PM	Page 1 of 1

ARTICLES OF ORGANIZATION (LIMITED LIABILITY COMPANY)
Corporate Filings
312 Eighth Avenue North
6th Floor, William R. Snodgrass Tower
Nashville, TN 37243
The undersigned acting as organizer(s) of a Limited Liability Company under the provisions of the Tennessee Limited Liability Company Act, § 48—205—101, adopts the following Articles of Organization.
1. The name of the Limited Liability Company is:
Wilson County Development, LLC
(NOTE: Pursuant to the provisions of § 48—207—101, each limited Liability Company name must contain the words “Limited Liability Company” or the abbreviation “LLC” or “LLC”)
2.	The name and complete address of the Limited Liability Company’s initial registered agent and office located in the state of Tennessee Is:

C T Corporation System
(Name)

530 Gay Street	Knoxville,	TN 37902

(Street Address)	(city)	(Statel Zip Code)

Knox
(County)
3.	List the name and complete address of each organizer of this Limited Liability Company.
Jo Lynn White, 15880 N Greenway-Hayden Lp, Suite 100, Scottsdale, AZ 85260

(Name)	(Include: Street Address, City, State and Zip Code)

(Name)	(Street Address, City, State and Zip Code)

(Name)	(Street Address, City, State and Zip Code)
4.	The Limited Liability Company will be: ( NOTE: PLEASE MARK APPLICABLE BOX) ☐ Board Managed ☑ Member Managed
5. Number of members at the date of filing 1.
6. If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is:
Date na,      Time                                         (Not to exceed 90 days.)
7.	The complete address of the Limited Liability Company’s principal executive office is:
15880 N Greenway-Hayden Lp, Suite 100, Scottsdale. Arizona, United States of America, 85260

(Street Address)	(City)	(State/Country/ Zip Code)
8.	Period of Duration: Perpetual
9.	Other Provisions : na
10.	THIS COMPANY IS A NON-PROFIT LIMITED LIABILITY COMPANY (Check if applicable)☐

May 28,2004	/s/ Jo Lynn White

Signature Date	Signature (manager or member authorized to sign by the Limited Liability Company)

Authorized Representative	Jo Lynn White

Signer’s Capacity	Name (typed or printed)

SS-4249 (Rev. 7/01)	Filing Fee: $50 per member (minimum fee = $300, maximum fee = $3,000)	RDA 2458